UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	11-6040273
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11 Madison Avenue

New York, New York 10010

(Address and zip code of principal executive offices)

Weight Watchers International, Inc. 2008 Stock Incentive Plan

(Full title of the plan)

Jeffrey A. Fiarman

Weight Watchers International, Inc.

11 Madison Avenue

New York, New York 10010

(212) 589-2700

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Kenneth Wallach, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(a)	Proposed maximum offering price per share(b)	Proposed maximum aggregate offering price(b)	Amount of registration fee(b)
Common stock, no par value	550,272	$25.20	$13,866,854.40	$988.71
Preferred stock purchase rights(c)	—	—	—	—
Total	550,272	$25.20	$13,866,854.40	$988.71

(a)	Covers an aggregate of 550,272 shares of common stock approved for issuance under the Weight Watchers International, Inc. 2008 Stock Incentive Plan (the “2008 Stock Incentive Plan”) and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of common stock that may become issuable under the 2008 Stock Incentive Plan to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(b)	Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee are estimated for the purpose of calculating the amount of registration fee and are based on the average of the high and low prices of shares of common stock as reported on the New York Stock Exchange on March 19, 2010.
(c)	The preferred stock purchase rights initially will trade together with the shares of common stock. The value attributable to the preferred stock purchase rights, if any, is reflected in the offering price of the shares of common stock.

Explanatory Note

In accordance with General Instruction E of Form S-8, this Registration Statement is registering additional securities of the same class as registered under the effective Registration Statement of Weight Watchers International, Inc. (the “Registrant”) on Form S-8, File No. 333-156185, filed by the Registrant on December 16, 2008 (the “Earlier Registration Statement”). The contents of the Earlier Registration Statement are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on the 23 rd day of March, 2010.

WEIGHT WATCHERS INTERNATIONAL, INC. (Registrant)

By:	/S/ JEFFREY A. FIARMAN
Name:	Jeffrey A. Fiarman
Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David P. Kirchhoff, Ann M. Sardini and Jeffrey A. Fiarman, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, in connection with this Registration Statement, to sign any and all amendments or supplements to this Registration Statement, including any and all stickers and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 23rd day of March, 2010.

Signature	Title

/S/ DAVID P. KIRCHHOFF	President, Chief Executive Officer and Director
David P. Kirchhoff	(Principal Executive Officer)

/S/ ANN M. SARDINI	Chief Financial Officer
Ann M. Sardini	(Principal Financial and Accounting Officer)

/S/ RAYMOND DEBBANE	Director
Raymond Debbane

/S/ PHILIPPE J. AMOUYAL	Director
Philippe J. Amouyal

/S/ JOHN F. BARD	Director
John F. Bard

/S/ MARSHA JOHNSON EVANS	Director
Marsha Johnson Evans

/S/ JONAS M. FAJGENBAUM	Director
Jonas M. Fajgenbaum

/S/ SACHA LAINOVIC	Director
Sacha Lainovic

/S/ KIMBERLY ROY TOFALLI	Director
Kimberly Roy Tofalli

/S/ CHRISTOPHER J. SOBECKI	Director
Christopher J. Sobecki

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page).